UNITED STATES
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The Children’s Place, Inc.
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THE CHILDREN’S PLACE REJECTS DIRECTOR NOMINATIONS FROM BARINGTON AND MACELLUM

SECAUCUS, N.J., April 13, 2015 (BUSINESS WIRE) -- The Children's Place, Inc. (Nasdaq: PLCE), the largest pure-play children's specialty apparel retailer in North America, today confirmed that it has received notice from Barington Capital Group, L.P. (“Barington”) and Macellum Advisors GP, LLC (“Macellum”), which collectively own less than two percent of the Company’s shares, that they have nominated three individuals in opposition to The Children’s Place’s three nominees – Norman Matthews (Chairman of the Board), Kenneth Reiss (Chair of the Audit Committee) and Stanley Reynolds (member of the Audit Committee) – standing for re-election to the Board of Directors at the Company’s 2015 Annual Meeting of Stockholders, to be held on May 22, 2015.

The Children’s Place’s Board of Directors has evaluated Barington and Macellum’s nominees and concluded that the Company’s three nominees and the other members of the Board have the right combination of expertise, experience and independence. As such, the Board recommends election of the Company’s nominees and has rejected the Barington/ Macellum nominees. Stockholders do not need to take any action at this time.

Norman Matthews, Chairman of the Board of the Children’s Place, stated, “Our Board composition has undergone a dramatic change over the last five years. Six of the eight current Board members were added during that time. Two of these new independent directors joined the Company’s Board in 2014. Our directors bring deep experience, including retail, operations, finance, international, product innovation, marketing and customer relationship management expertise.”

Mr. Matthews continued: “We appreciate constructive input from our shareholders and are always open to listen to ideas to improve the Company. However, we believe that Barington and Macellum’s views on the Company’s leadership and performance are simply incorrect. Our Board and management team are driving a transformation of The Children’s Place, which has resulted in a significant increase in shareholder value, measured by an increase in stock price, share repurchases and the payment of dividends. Substantial progress has been made, and we expect to continue to see the benefits of our meaningful investments in 2015. Our management team has updated our merchandise assortments, developed and is implementing a sweeping systems and technology transformation plan, transformed our outlet channel, launched international franchise and wholesale businesses, and evaluated and continues to optimize our store fleet. We believe The Children’s Place is well positioned to continue to excel in the intensely competitive specialty children’s apparel category.”

Goldman, Sachs & Co. is financial advisor to The Children’s Place. Paul, Weiss, Rifkind, Wharton & Garrison LLP is the Company’s legal advisor.

About The Children's Place, Inc.

The Children's Place is the largest pure-play children's specialty apparel retailer in North America.  The Company designs, contracts to manufacture, sells and licenses to sell fashionable, high-quality merchandise at value prices, primarily under the proprietary "The Children's Place," "Place" and "Baby Place" brand names.  As of January 31, 2015, the Company operated 1,097 stores in the United States, Canada and Puerto Rico, an online store at www.childrensplace.com, and had 72 international stores open and operated by its franchise partners.

Forward Looking Statements

This press release may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are based upon the Company's current expectations and assumptions and are subject to various risks and uncertainties that could cause actual results and performance to differ materially. Some of these risks and uncertainties are described in the Company's filings with the Securities and Exchange Commission, including in the “Risk Factors” section of its annual report on Form 10-K for the fiscal year ended February 1, 2014. Included among the risks and uncertainties that could cause actual results and performance to differ materially are the risk that the Company will be unsuccessful in gauging fashion trends and changing consumer preferences, the risks resulting from the highly competitive nature of the Company’s business and its dependence on consumer spending patterns, which may be affected by the weakness in the economy that continues to affect the Company’s target customer, the risk that the Company’s strategic initiatives to increase sales and margin are delayed or do not result in anticipated improvements, the risk that the cost of raw materials or energy prices will increase beyond current expectations or that the Company is unable to offset cost increases through value engineering or price increases, and the uncertainty of weather patterns. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they were made. The Company undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by the Company or any other person that the events or circumstances described in such statement are material.

Important Additional Information

The Children’s Place, Inc. (the “Company”), its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Company shareholders in connection with the matters to be considered at the Company’s 2015 Annual Meeting. The Company intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from Company shareholders. COMPANY SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ ANY SUCH PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Information regarding the ownership of the Company’s directors and executive officers in Company stock, restricted stock and options is included in their SEC filings on Forms 3, 4, and 5, which can be found through the Company’s website (www.childrensplace.com) in the section “Investor Relations” or through the SEC’s website at www.sec.gov. Information can also be found in the Company’s other SEC filings, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2014. More detailed and updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the Company’s 2015 Annual Meeting. Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the Company’s website at www.childrensplace.com, by writing to The Children’s Place, Inc. at 500 Plaza Drive, Secaucus, NJ 07094, or by calling the Company’s proxy solicitor, MacKenzie Partners, toll-free at (800) 322-2885.

Investor Contact:

Robert Vill

Group Vice President, Finance

(201) 453-6693

Larry Dennedy

Mackenzie Partners

(212) 929-5239

Media Contact:

Paul Caminiti/David Millar/Pamela Blum

Sard Verbinnen & Co

(212) 687-8080